Exhibit 99.1
Investors & Reporters May Contact:
Matt Pettoni
VP of Finance & Treasurer
(770) 418-8219
ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
2020 FIRST QUARTER FINANCIAL RESULTS
First quarter EPS of $1.01 per diluted share,
down 52% over prior year EPS

First quarter adjusted EPS of $1.80 per diluted share
(a non-GAAP measure), down 18% over prior year adjusted EPS
DULUTH, GA, May 5, 2020 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported net income for the first quarter 2020 of $19.5 million ($1.01 per diluted share) and adjusted net income (a non-GAAP measure) of $34.7 million ($1.80 per diluted share). This compares to net income of $40.9 million ($2.11 per diluted share) and adjusted net income of $42.7 million ($2.20 per diluted share) in the prior year quarter.
Net income for the first quarter 2020 was adjusted for the following pre-tax items: gain on dealership divestitures of $33.7 million ($1.30 per diluted share), gain on legal settlements of $0.9 million ($0.03 per diluted share), gain on the sale of vacant property $0.3 million or ($0.01 per diluted share), franchise rights impairment of $23.0 million ($0.89 per diluted share), loss on debt extinguishment of $20.7 million ($0.79 per diluted share), and Park Place deal termination costs of $11.6 million ($0.45 per diluted share). Net income for the first quarter 2019 was adjusted for a fixed asset write-off of $2.4 million ($0.09 per diluted share).
“The quarter started off very strong with February year-to-date revenue, gross profit, and adjusted EPS up 10%, 12%, and 31%, respectively; however, our March results were significantly impacted by the COVID-19 pandemic. Our team acted decisively to right-size our business, reduced expenses, deferred most capital expenditures, and focus on our omni-channel sales initiatives.” said David Hult, Asbury's President and Chief Executive Officer. “In addition, we also drew down our credit facilities to maximize our liquidity. As we manage through this crisis, our top priorities are maintaining the health and safety of our employees and guests and preserving the financial strength of our company.”

First Quarter 2020 Operational Summary
Total company:

•	Total revenue decreased 4%; gross profit decreased 2%

•	SG&A as a percentage of gross profit increased 310 basis points to 71.5%

•	Adjusted income from operations decreased 15%

•	Adjusted EPS decreased 18%
Same store:

•	Total revenue decreased 6%; gross profit decreased 5%

•	New vehicle revenue decreased 7%; gross profit decreased 8%

•	Used vehicle retail revenue decreased 5%; gross profit decreased 11%

•	Finance and insurance revenue and gross profit decreased 3%

•	Parts and service revenue decreased 1%; gross profit decreased 3%
Strategic Highlights:

•	Terminated our agreement to acquire 20 Park Place luxury franchises.

•	Acquired a Chrysler Jeep Dodge Ram store in the Denver market in late January 2020. We expect this store to generate approximately $124 million in annual revenues.

•	Divested all five stores in the Mississippi market in March 2020. These dealerships generated approximately $334 million in annualized revenue.

•	Divested our Nissan Atlanta store in February 2020. This dealership generated approximately $77 million in annualized revenue.

•	Refinanced our $600 million 6% notes due in 2024, lowered average rate to 4.63%, and extended the maturities to 2028 and 2030.
Additional commentary regarding the first quarter results will be provided during the earnings conference call on May 5, 2020 at 11:00 a.m. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com or www.ccbn.com. A replay will be available at these sites for 30 days.
In addition, a live audio of the call will be accessible to the public by calling (800) 347-6311 (domestic), or (323) 994-2131 (international); passcode - 5313580. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode - 5313580.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S.  Asbury currently operates 83 dealerships, consisting of 102 franchises, representing 31 domestic and foreign brands of vehicles.  Asbury also operates 24 collision repair centers.  Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2020	2019
REVENUE:
New vehicle	$822.1	$871.8	$(49.7)	(6)%
Used vehicle:
Retail	446.0	458.2	(12.2)	(3)%
Wholesale	47.2	51.7	(4.5)	(9)%
Total used vehicle	493.2	509.9	(16.7)	(3)%
Parts and service	221.6	217.6	4.0	2%
Finance and insurance, net	70.4	71.5	(1.1)	(2)%
TOTAL REVENUE	1,607.3	1,670.8	(63.5)	(4)%
GROSS PROFIT:
New vehicle	36.4	37.9	(1.5)	(4)%
Used vehicle:
Retail	31.2	33.6	(2.4)	(7)%
Wholesale	(0.5)	0.9	(1.4)	(156)%
Total used vehicle	30.7	34.5	(3.8)	(11)%
Parts and service	134.9	135.3	(0.4)	—%
Finance and insurance, net	70.4	71.5	(1.1)	(2)%
TOTAL GROSS PROFIT	272.4	279.2	(6.8)	(2)%
OPERATING EXPENSES:
Selling, general and administrative	194.7	191.0	3.7	2%
Depreciation and amortization	9.5	8.6	0.9	10%
Franchise rights impairment	23.0	—	23.0	—%
Other operating expense, net	10.2	1.8	8.4	NM
INCOME FROM OPERATIONS	35.0	77.8	(42.8)	(55)%
OTHER EXPENSES (INCOME):
Floor plan interest expense	7.0	10.2	(3.2)	(31)%
Other interest expense, net	17.0	13.9	3.1	22%
Loss on extinguishment of long-term debt, net	20.6	—	20.6	—%
Gain on dealership divestitures, net	(33.7)	—	(33.7)	—%
Total other expenses, net	10.9	24.1	(13.2)	(55)%
INCOME BEFORE INCOME TAXES	24.1	53.7	(29.6)	(55)%
Income tax expense	4.6	12.8	(8.2)	(64)%
NET INCOME	$19.5	$40.9	$(21.4)	(52)%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$1.02	$2.13	$(1.11)	(52)%
Diluted—
Net income	$1.01	$2.11	$(1.10)	(52)%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.1	19.2	(0.1)	(1)%
Restricted stock	0.1	0.1	—	—%
Performance share units	0.1	0.1	—	—%
Diluted	19.3	19.4	(0.1)	(1)%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)		% Change
	2020	2019
Unit sales
New vehicle:
Luxury	4,992	5,162	(170)		(3)%
Import	12,458	14,443	(1,985)		(14)%
Domestic	4,527	4,504	23		1%
Total new vehicle	21,977	24,109	(2,132)		(9)%
Used vehicle retail	20,287	21,083	(796)		(4)%
Used to new ratio	92.3%	87.4%	490 bps
Average selling price
New vehicle	$37,407	$36,161	$1,246		3%
Used vehicle retail	21,985	21,733	252		1%
Average gross profit per unit
New vehicle:
Luxury	$3,385	$3,700	$(315)		(9)%
Import	851	810	41		5%
Domestic	1,966	1,576	390		25%
Total new vehicle	1,656	1,572	84		5%
Used vehicle retail	1,538	1,594	(56)		(4)%
Finance and insurance, net	1,666	1,582	84		5%
Front end yield (1)	3,265	3,164	101		3%
Gross margin
New vehicle:
Luxury	6.1%	6.6%	(50) bps
Import	3.0%	2.9%	10 bps
Domestic	4.7%	4.0%	70 bps
Total new vehicle	4.4%	4.3%	10 bps
Used vehicle retail	7.0%	7.3%	(30) bps
Parts and service	60.9%	62.2%	(130) bps
Total gross profit margin	16.9%	16.7%	20 bps
SG&A metrics
Rent expense	$6.8	$6.8	$—		—%
Total SG&A as a percentage of gross profit	71.5%	68.4%	310 bps
SG&A, excluding rent expense as a percentage of gross profit	69.0%	66.0%	300 bps
Operating metrics
Income from operations as a percentage of revenue	2.2%	4.7%	(250	) bps
Income from operations as a percentage of gross profit	12.8%	27.9%	(1,510	) bps
Adjusted income from operations as a percentage of revenue	4.3%	4.8%	(50	) bps
Adjusted income from operations as a percentage of gross profit	25.1%	28.7%	(360) bps
Revenue mix
New vehicle	51.1%	52.2%
Used vehicle retail	27.8%	27.4%
Used vehicle wholesale	2.9%	3.1%
Parts and service	13.8%	13.0%
Finance and insurance	4.4%	4.3%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	13.4%	13.6%
Used vehicle retail	11.5%	12.0%
Used vehicle wholesale	(0.2)%	0.3%
Parts and service	49.5%	48.5%
Finance and insurance	25.8%	25.6%
Total gross profit	100.0%	100.0%
_____________________________

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2020	2019
Revenue
New vehicle:
Luxury	$275.7	$287.5	$(11.8)	(4)%
Import	323.3	359.6	(36.3)	(10)%
Domestic	146.4	155.7	(9.3)	(6)%
Total new vehicle	745.4	802.8	(57.4)	(7)%
Used Vehicle:
Retail	404.5	426.6	(22.1)	(5)%
Wholesale	43.4	47.2	(3.8)	(8)%
Total used vehicle	447.9	473.8	(25.9)	(5)%
Parts and service	203.5	204.6	(1.1)	(1)%
Finance and insurance, net	64.4	66.2	(1.8)	(3)%
Total revenue	$1,461.2	$1,547.4	$(86.2)	(6)%

Gross profit
New vehicle:
Luxury	$17.0	$19.1	$(2.1)	(11)%
Import	9.3	10.4	(1.1)	(11)%
Domestic	6.9	6.4	0.5	8%
Total new vehicle	33.2	35.9	(2.7)	(8)%
Used Vehicle:
Retail	28.3	31.8	(3.5)	(11)%
Wholesale	(0.5)	0.8	(1.3)	(163)%
Total used vehicle	27.8	32.6	(4.8)	(15)%
Parts and service:
Customer pay	72.5	73.3	(0.8)	(1)%
Warranty	19.7	20.6	(0.9)	(4)%
Wholesale parts	4.6	5.5	(0.9)	(16)%
Parts and service, excluding reconditioning and preparation	96.8	99.4	(2.6)	(3)%
Reconditioning and preparation	27.3	28.0	(0.7)	(3)%
Total parts and service	124.1	127.4	(3.3)	(3)%
Finance and insurance	64.4	66.2	(1.8)	(3)%
Total gross profit	$249.5	$262.1	$(12.6)	(5)%

SG&A expense	$178.5	$179.1	$(0.6)	—%
SG&A expense as a percentage of gross profit	71.5%	68.3%	320 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2020	2019
Unit sales
New vehicle:
Luxury	4,977	5,132	(155)	(3)%
Import	11,340	12,842	(1,502)	(12)%
Domestic	3,596	3,952	(356)	(9)%
Total new vehicle	19,913	21,926	(2,013)	(9)%
Used vehicle retail	18,230	19,510	(1,280)	(7)%
Used to new ratio	91.5%	89.0%	250 bps

Average selling price
New vehicle	$37,433	$36,614	$819	2%
Used vehicle retail	22,189	21,866	323	1%

Average gross profit per unit
New vehicle:
Luxury	$3,416	$3,722	$(306)	(8)%
Import	820	810	10	1%
Domestic	1,919	1,619	300	19%
Total new vehicle	1,667	1,637	30	2%
Used vehicle retail	1,552	1,630	(78)	(5)%
Finance and insurance, net	1,688	1,598	90	6%
Front end yield (1)	3,301	3,231	70	2%

Gross margin
New vehicle:
Luxury	6.2%	6.6%	(40) bps
Import	2.9%	2.9%	0 bps
Domestic	4.7%	4.1%	60 bps
Total new vehicle	4.5%	4.5%	0 bps
Used vehicle retail	7.0%	7.5%	(50) bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.6%	48.6%	(100) bps
Parts and service, including reconditioning and preparation	61.0%	62.3%	(130) bps
Total gross profit margin	17.1%	16.9%	20 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	March 31, 2020		December 31, 2019		Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$388.6		$3.5		$385.1	11,003%
New vehicle inventory	861.1		802.6	(a)	58.5	7%
Used vehicle inventory	158.0		140.1	(b)	17.9	13%
Parts inventory	40.6		42.3	(c)	(1.7)	(4)%
Total current assets	1,753.2		1,602.6		150.6	9%
Floor plan notes payable	848.5		788.0	(d)	60.5	8%
Total current liabilities	1,186.0		1,247.0		(61.0)	(5)%

CAPITALIZATION:
Long-term debt (including current portion)	$1,164.9	*	$939.4	(e)	$225.5	24%
Shareholders' equity	660.9		646.3		14.6	2%
Total	$1,825.8		$1,585.7		$240.1	15%
_____________________________
*Includes $237.0 million drawn on the Revolver as of March 31, 2020

(a) Excluding $56.3 million of new vehicle inventory classified as Assets held for sale as of December 31, 2019
(b) Excluding $8.6 million of used vehicle inventory classified as Assets held for sale as of December 31, 2019
(c) Excluding $2.8 million of parts inventory classified as Assets held for sale as of December 31, 2019
(d) Excluding $62.8 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of December 31, 2019
(e) Excluding $28.1 million of Long-term debt classified as Liabilities associated with assets held for sale as of December 31, 2019

	March 31, 2020	December 31, 2019
DAYS SUPPLY
New vehicle inventory	105	66
Used vehicle inventory	42	29
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2020	2019
Luxury:
Mercedes-Benz	8%	7%
Lexus	7%	6%
BMW	6%	6%
Acura	4%	4%
Infiniti	2%	3%
Other luxury	7%	7%
Total luxury	34%	33%
Imports:
Honda	17%	19%
Toyota	13%	12%
Nissan	7%	11%
Other imports	6%	5%
Total imports	43%	47%
Domestic:
Ford	10%	9%
Chevrolet	6%	6%
Dodge	4%	2%
Other domestics	3%	3%
Total domestic	23%	20%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	March 31, 2020	December 31, 2019
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and HFS)	$1,164.9	$967.5

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$163.0	$184.4

Add:
Depreciation and amortization	37.1	36.2
Income tax expense	51.5	59.5
Swap and other interest expense	58.5	54.9
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$310.1	$335.0

Non-core items - expense (income):
Gain on dealership divestitures	$(45.4)	$(11.7)
Legal settlements	(1.5)	$(0.6)
Gain on sale of real estate	(0.6)	(0.3)
Franchise rights impairment	30.1	7.1
Real estate-related charges	0.6	0.6
Park Place deal termination costs	11.6	—
Loss on debt extinguishment	20.7	—
Fixed assets write-off	—	2.4
Total non-core items	15.5	(2.5)

Adjusted EBITDA	$325.6	$332.5

Adjusted leverage ratio	3.6	2.9

	For the Three Months Ended March 31,
	2020	2019
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$35.0	$77.8
Legal settlements	(0.9)	—
Gain on sale of real estate	(0.3)	—
Park Place deal termination costs	11.6	—
Franchise rights impairment	23.0	—
Fixed assets write-off	—	2.4
Adjusted income from operations	$68.4	$80.2

Adjusted net income:
Net income	$19.5	$40.9

Non-core items - (income) expense:
Gain on dealership divestitures	(33.7)	—
Legal settlements	(0.9)	—
Gain on sale of real estate	(0.3)	—
Park Place deal termination costs	11.6	—
Loss on extinguishment of debt	20.7	—
Franchise rights impairment	23.0	—
Fixed assets write-off	—	2.4
Income tax effect on non-core items above	(5.2)	(0.6)
Total non-core items	15.2	1.8
Adjusted net income	$34.7	$42.7

Adjusted diluted earnings per share (EPS):
Diluted EPS	$1.01	$2.11

Total non-core items	0.79	0.09
Adjusted diluted EPS	$1.80	$2.20

Weighted average common shares outstanding - diluted	19.3	19.4